Exhibit 10.2

HIGHLANDS STATE BANK

2006 INCENTIVE
STOCK OPTION PLAN

HIGHLANDS STATE BANK
2006 Incentive Stock Option Plan

HIGHLANDS STATE BANK

2006 INCENTIVE STOCK OPTION PLAN

SECTION 1.   General Purpose of Plan.

The name of this plan is the Highlands State Bank 2006 Incentive Stock Option Plan (the "Plan"). The purpose of the Plan is to enable Highlands State Bank (the "Bank") and other entities that may hereafter become members of the Group (as defined below) to retain and attract executives and other key employees who contribute to the success of the Bank and the Group by their ability in the industry, and to enable such individuals to participate in the long-term success and growth of the Bank by giving them a proprietary interest in the Bank, by granting incentive stock options to such individuals. The Bank has adopted this Plan pursuant to N.J.S.A. 17:9A-27.50b. and this Plan provides only for the grant of options that are intended to be incentive stock options and does not provide for the grant of “nonstatutory stock options.”

SECTION 2.   Definitions.

As used in this Plan the following terms have the meanings hereinafter stated in this Section. The singular includes the plural, and the masculine gender includes the feminine and neuter genders, and vice versa, as the context requires. The word "person" includes any natural person and any corporation, firm, partnership or other form of association.

(a) “Agreement” means the written agreement between the Bank and a Participant evidencing the grant of an Incentive Stock Option and setting forth the terms and conditions thereof.

(b) "Bank" means Highlands State Bank, a banking corporation of the State of New Jersey, and any successor thereto.

(c) "Board" means the Board of Directors of the Bank.

(d) "Change in Capitalization" means any increase, reduction, change or exchange of Shares for a different number or kind of shares or other securities of the Bank by reason of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or rights, stock dividend, stock split or reverse stock split, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

(e) "Change in Control" means any of the following events:  (i) when the Bank or another member of the Group acquires actual knowledge that any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), other than an affiliate of the Bank or another member of the Group or an employee benefit plan established or maintained by the Bank or another member of the Group or any of their respective affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act) directly or indirectly, of securities of the Bank representing more than twenty-five percent (25%) of the combined voting power of the Bank's then outstanding securities (a "Control Person"); (ii) upon the first purchase of the Bank's common stock pursuant to a tender or exchange offer (other than a tender or exchange offer made by the Bank or another member of the Group or an employee benefit plan established or maintained by the Bank or another member of the Group); (iii) upon the approval by the Bank's stockholders of (A) a merger or consolidation of the Bank with or into another corporation (other than a merger or consolidation which is approved by at least two-thirds of the Continuing Directors (as hereinafter defined) or the definitive agreement for which provides that at least two-thirds of the directors of the surviving or resulting corporation immediately after the transaction are Continuing Directors (in either case, a "Non-Control Transaction")), (B) a sale or disposition of all or substantially all of the Bank's assets or (C) a plan of liquidation or dissolution of the Bank; or (iv) if during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board (the "Continuing Directors") cease for any reason to constitute at least two-thirds thereof or, following a Non-Control Transaction, two-thirds of the board of directors of the surviving or resulting corporation; provided that any individual whose election or nomination for election as a member of the Board (or, following a Non-Control Transaction, the board of directors of the surviving or resulting corporation) was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. No person shall be considered a Control Person for purposes of clause (i) above if (A) such person is or becomes the beneficial owner, directly or indirectly, of more than ten percent (10%) but less than twenty-five percent (25%) of the combined voting power of the Bank's then outstanding securities if the acquisition of all voting securities in excess of ten percent (10%) was approved in advance by a majority of the Continuing Directors then in office or (B) such person acquires in excess of ten percent (10%) of the combined voting power of the Bank's then outstanding voting securities in violation of law and by order of a court of competent jurisdiction, settlement or otherwise, disposes or is required to dispose of all securities acquired in violation of law.

(f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(g) “Commission” means the United States Securities and Exchange Commission.

(h) "Committee" shall mean a Committee of the Board established by the Board to which the Board has by resolution delegated certain authority to administer the Plan under Section 3.

(i) "Common Stock" means the Bank’s common stock, $5 00 par value per share.

(j) "Disability" with respect to a Participant means any of the following:

(i) the condition that results when an individual has become permanently and totally disabled within the meaning of Section 105(d)(4) of the Code (prior to the repeal of such Section);

(ii) permanent and total disability as defined in an employee welfare plan maintained by the Bank that is applicable to such Participant and that offers a long-term disability benefit; or

(iii) a condition documented by a signed written opinion of a currently licensed medical doctor satisfactory to the Board, which writing expresses a medical opinion that the Participant is permanently disabled, describes the reasons for such opinion of disability and the date of commencement of such disability.

(k) "Effective Date" means the date on which the Bank’s stockholders approved the Plan.

(l) “Employee" means an individual who is employed by the Group, including an Inside Director.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) "Fair Market Value" means the fair market value of the Shares as determined by the Board in its sole discretion; provided, however, that (A) if the Shares are admitted to quotation on the Nasdaq National Market (“Nasdaq”) or other comparable quotation system and have been designated as a National Market System ("NMS") security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported, (B) if the Shares are admitted to quotation on Nasdaq and have not been designated a NMS security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date, or (C) if the Shares are admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or on the last date preceding such date on which a sale was reported.

(o) "Grant Date" means the date on which a Stock Option is granted as provided in the Plan.

(p) "Group" means the Bank, each parent corporation of the Bank, and each of the Bank's subsidiaries, as these terms are defined in Sections 424(e) and 424(f) of the Code.

(q) "Incentive Stock Option" means a stock option intended to qualify as an incentive stock option under Section 422 of the Code.

(r) "Inside Director" means a Director who is also an Employee and also a member of the Board of Directors of the Bank.

(s) "Misconduct" shall mean willful and continued failure by the Participant to perform the Participant's duties for the Bank or another member of the Group after a warning in writing from the Board specifically identifying any such failure; the willful engaging by the Participant in an act which causes material injury, monetary or otherwise, to the Bank or another member of the Group as specified in a written notice from the Board; conviction of a crime (other than a traffic violation); or habitual drunkenness, drug abuse or excessive absenteeism (other than for illness), after a warning in writing from the Board. No act or failure to act on the part of a Participant shall be considered willful unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Bank.

(t) "Nonstatutory Stock Option" means any Stock Option other than an Incentive Stock Option.

(u) "Outside Director" means a director who (i) is not an employee of the Bank or any other member of the Group; (ii) is not a former employee of the Bank who receives compensation for prior services (other than benefits under a tax qualified retirement plan) during the taxable year; (iii) has not been an officer of the Bank; and (iv) does not receive remuneration from the Bank, either directly or indirectly, in any capacity other than as a director, except as otherwise permitted under Code Section 162(m) and regulations thereunder. For this purpose “remuneration” includes any payment in exchange for goods and services. This definition shall be further governed by the provisions of Code Section 162(m) and regulations promulgated thereunder.

(v) "Participant" means an Employee, including an Inside Director, of any member of the Group to whom an Incentive Stock Option has been awarded under this Plan.

(w) “Plan” means the Highlands State Bank 2006 Incentive Stock Option Plan as set forth in this instrument and as it may be amended from time to time.

(x) "Qualified Person" means a Participant's legal guardian or legal representative or a deceased Participant's heir or legatee who has a legal right to or in respect of a Stock Option of that Participant.

(y) "Retirement" means the retirement from active employment by the Bank of an officer or other Employee but only if such individual meets all of the following requirements:  (i) the person has a minimum combined total of years of service and age equal to seventy (70) (ii) the person is age sixty two (62) or older, and (iii) the person provides six (6) months prior written notice to the Bank of the retirement. “Retirement” also means separation from service as an Employee by reason of ceasing to perform any services to the Bank or any other member of the Group as an Employee or Director, which shall be approved by the Bank. An employee or officer whose employment terminates when the individual retires but who fails to meet either of the preceding definitions of Retirement in this paragraph shall not be meet the definition of "Retirement" for any purpose under this Plan or any Stock Option granted hereunder.

(z) "Shares" or “Share” means the Common Stock of the Bank, $5.00 par value per share, including any new, additional or different stock or securities resulting from a Change in Capitalization.

(aa) "Stated Expiration Date" shall mean the date set forth in an Agreement on which the related Stock Option expires absent an earlier termination of the Stock Option as provided herein.

(bb) “Stock Option" generally means a Nonstatutory Stock Option or an Incentive Stock Option pursuant to N.J.S.A.  17:9A-27.50b.  When referring to a Stock Option granted pursuant to this Plan, “Stock Option” means an Incentive Stock Option.

(cc) "Successor Corporation" means a corporation, or a parent or subsidiary thereof, which issues or assumes a Stock Option in a transaction to which Section 425(a) of the Code applies.

(dd) "Voluntary Termination" shall means a termination of a Participant’s service as an Employee or Director (“Termination”) other than a Termination by reason of Retirement, Misconduct, Death or Disability.

SECTION 3.   Administration.

3.01.           Administration by the Board.  The Board shall administer the Plan.  The Board shall have the authority:

(a) to select the executives and other Employees (including Inside Directors) to whom Incentive Stock Options may from time to time be granted hereunder;

(b) to determine whether and to what extent Incentive Stock Options are to be granted hereunder;

(c) to recommend and interpret the terms and conditions, not inconsistent with the terms of the Plan, of any grant of Incentive Stock Options hereunder (including, but not limited to, conditions relating to vesting and exercisability, performance conditions, and any restriction on any Incentive Stock Option and/or the Shares relating thereto);

(d) to approve the form of Agreement to be used from time to time to evidence grants of Incentive Stock Options under the Plan and to describe the terms and conditions of such grants;

(e) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any Stock Options granted under the Plan (and any Agreements relating thereto), including but not limited to correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and otherwise to supervise the administration of the Plan; and

(f) to resolve any disputes arising under the Plan.

All decisions made by the Board pursuant to the provisions of the Plan shall be final and binding on all persons, including the Bank and Participants.

3.02.   Delegation to a Committee.  The Board may in its discretion delegate some or all of the administrative functions and responsibility relating to the Plan to a Committee of the Board, upon such terms and subject to such conditions as the Board hereafter determines by resolution of the Board. In the event of such delegation of authority, references herein to the Board shall be construed as references to the Committee unless the context requires otherwise.

SECTION 4.   Eligibility.

4.01.           Participants.  All Employees of any member of the Group, including officers and Inside Directors who are Employees, are eligible to be granted Incentive Stock Options under the Plan. Outside Directors who are not Employees of any member of the Group may not be granted Stock Options under the Plan.

4.02.           Factors Affecting Grants of Stock Options.  The Board may consider any factor in selecting Participants and in determining the type and amount of the Incentive Stock Options to be granted under the Plan, including, but not limited to, (a) the current or anticipated financial condition of the Bank and other members of the Group, (b) the contributions by the Participant to the Bank and other members of the Group and (c) all other forms of compensation to be paid to the Participant. The grant of Incentive Stock Options to a Participant during or with respect to any year shall not require the Board to award any Stock Option to that Participant during or with respect to any other year.

SECTION 5.   Shares Subject to the Plan.

5.01.           Number of Shares.  Subject to adjustment as provided in Section 7.06, the aggregate number of Shares that may be purchased pursuant to Incentive Stock Options granted under the Plan shall not exceed Fifty Thousand (50,000) Shares.

5.02.           Effect of Expiration and Cancellation.  If a Stock Option granted under the Plan lapses or expires without exercise on or before the Stated Expiration Date, or is terminated or otherwise canceled or lapses before exercise, that Stock Option and the related Shares of Common Stock shall not apply toward the limit provided in Section 5.01 and shall be available again for the regrant of Incentive Stock Options under the Plan in accordance with the terms of regranted Stock Options set forth by the Board. No Stock Option in the Plan shall provide for payment of cash to any Participant upon the expiration, lapse, forfeiture or cancellation of any Stock Options granted hereunder.

5 03.           Maintenance of Authorized Stock.  The Bank shall reserve from authorized and unissued capital stock the maximum number of Shares potentially issuable to Participants under the Plan, and Shares issued upon the exercise of Incentive Stock Options granted under the Plan shall be issued either from authorized and unissued Shares or Shares of treasury stock.  The Bank shall always maintain legal authority to issue at least equal to a number of Shares for which Incentive Stock Options have been granted and remain outstanding and unexercised.

SECTION 6.   Incentive Stock Options.

Each Incentive Stock Option granted under this Plan shall be subject to the following terms and conditions:

6.01.           Price.  The price per Share at which a particular Incentive Stock Option may be exercised shall be determined at the time of grant by the Board, provided, however, that the exercise price shall not be less than the greater of (i) 100% of the Fair Market Value of the Shares subject to such Stock Option on the date of grant of the Stock Option, or (ii) 110% of the Fair Market Value of the Shares subject to the Incentive Stock Option on the date of grant if, at the time the Stock Option is granted, the Participant owns (within the meaning of Section 422 of the Code) stock having more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank or any parent or subsidiary of the Bank (as defined in Section 422 of the Code) and the Stock Option granted to such Participant by its terms is not exercisable more than five (5) years after it is granted. In addition to the foregoing requirements, no exercise price of any Stock Option granted hereunder before January 1, 2009 shall be less than Ten Dollars ($10.00) per Share, and in no event may the exercise price of any Stock Option granted hereunder be less than the par value of the Shares at the time of grant.

6.02.           Number.  The number of Shares subject to a particular Stock Option shall be determined at the time of grant. The aggregate Fair Market Value on the date of grant of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under this Plan and all other incentive stock option plans of the Group) shall not exceed One Hundred Thousand Dollars ($100,000).

6.03.           Duration and Time for Exercise.  No Incentive Stock Option may be granted more than ten (10) years after the adoption of this Plan by the Board and the approval of the Plan by the Bank’s stockholders. The date of grant and the Stated Expiration Date of a particular Incentive Stock Option granted hereunder shall be determined at the time of grant, provided that the grant date shall not be before the date on which the particular Stock Option is granted by the Board and the Stated Expiration Date shall not be later than the shorter or (i) ten (10) years after the date of grant, or (ii) five (5) years if, at the time the Stock Option is granted, the Participant owns (within the meaning of Section 422 of the Code) stock having more than ten percent (10%) of the total combined voting power of all classes of stock of the Bank or any member of the Group. Each Stock Option granted pursuant to the Plan shall become fully exercisable upon vesting. The grant date, conditions of exercise and Stated Expiration Date of a Stock Option shall be described in the Agreement relating to such Stock Option. The Board may accelerate the exercisability of any outstanding Stock Option. Unless otherwise specified at the time of grant, once a Stock Option becomes exercisable, whether in full or in part, it shall remain exercisable until its expiration, forfeiture, termination or cancellation.  If the rules, regulations or policies of the Bank’s primary federal regulator so require, such regulator may direct the Bank to require Plan Participants to exercise their rights or forfeit their rights if the Bank’s capital falls below the minimum requirements, as determined by the Bank’s state regulator or primary federal regulator.

6.04.           Exercise.  A Stock Option may be exercised, in whole or in part, by giving written notice to the Bank (Attention: Chief Financial Officer) at its principal office or to such transfer agent as the Board may designate. The notice shall identify the Stock Option being exercised and shall contain such other information and terms as the Board may require. The notice shall be accompanied by full payment of the purchase price for the Shares (a) in United States Dollars in cash or by check, (b) by delivery of Shares previously acquired by the Participant having a Fair Market Value on the day preceding the date of exercise of such Stock Option equal to the cash exercise price of the Stock Option, or (c) by a combination of (a) and (b) above. As soon as practicable after receipt of the written notice, the Bank shall deliver to the person exercising the Stock Option one or more certificates for the Shares. If requested by the Bank, the Participant shall deliver the Agreement evidencing the Stock Option to the Secretary of the Bank who shall endorse thereon a notation of such exercise and return such Agreement to the Participant.

6.05.           Vesting of Stock Options.  One-third (1/3) of the Stock Options granted pursuant to this Plan shall vest annually over a three-year period after grant, commencing on the first anniversary of the date of grant, so that all Stock Options granted hereunder shall be fully vested three years from the date of grant, subject to earlier termination as provided herein.

6.06.           Substitution and Modification.  Subject to the terms of the Plan, the Board may modify outstanding Stock Options or accept the surrender of outstanding Stock Options (to the extent not exercised) and grant new Stock Options in substitution for them. Notwithstanding the foregoing, no modification of a Stock Option shall alter or impair any rights or obligations under the Option without the Participant's consent, except as provided for in this Plan or the Agreement.

6.07.           Effects of Termination of Employment.  Notwithstanding any provision to the contrary in this Plan, unless the Agreement relating to a particular Stock Option provides otherwise, all outstanding Stock Options held by a Participant shall terminate if that Participant ceases to be an Employee of the Bank or any other member of the Group, as follows:

(a) Death, Disability or Retirement.  If such employment terminates as a result of the Participant’s death, Disability or Retirement, (1) all Stock Options then held by such Participant shall immediately become fully vested and exercisable notwithstanding any contrary provisions in the Agreement relating to such Stock Options, and (2) the Participant or Qualified Person, as the case may be, shall have the right to exercise the Participant's Stock Options for a period ending on the earlier of (i) eighteen (18) months from the date of the termination of employment as a result of death or Disability or (ii) the Stated Expiration Dates of such Stock Options.

(b) Voluntary Termination.  If such employment terminates as a result of Voluntary Termination, (1) all Stock Options held by the Participant that are unvested and/or unexercisable on the date of such termination of employment shall lapse and be forfeited, and (2) the Participant shall have the right to exercise the Participant's Stock Options to the extent they are then exercisable for a period ending on the earlier of (i) sixty (60) days from the date of the termination of employment as a result of Voluntary Termination or (ii) the Stated Expiration Dates of such Stock Options.

(c) Misconduct.  If such employment terminates as a result of Misconduct, all Stock Options held by the Participant shall immediately lapse and be forfeited, effective retroactive to the act resulting in the Participant’s termination of employment due to Misconduct.

SECTION 7.   General.

7.01.           Effective Date.  This Plan shall be effective as of the date of its approval at a meeting of the Bank’s stockholders by the holders of two-thirds (2/3) of the Bank’s issued and outstanding Shares. If such stockholder approval is not obtained within one year following the date on which the Board adopts the Plan, the Plan and any Stock Options granted by the Board hereunder shall be void ab initio.

7.02.           Duration.  Unless the Plan is terminated earlier, the Plan shall terminate ten (10) years from the date on which the Plan is approved by the Bank’s stockholders. The Board, without further approval of the Bank's stockholders, may terminate the Plan at any earlier time. After termination of the Plan, no further Stock Options may be granted under the Plan. Stock Options granted before any such termination shall continue to be exercisable in accordance with the terms of the Agreement.

7.03           Nontransferability of Stock Options; Exercise by Participant.  No Stock Options may be sold, pledged, assigned, encumbered, disposed of or otherwise transferred other than by will or the laws of descent and distribution. The Bank shall not be required to recognize any attempted disposition by any Participant or Qualified Person. During a Participant's lifetime, such Participant's Stock Options shall be exercisable only by such Participant.

7.04.           Stock Option Agreements.  The terms of each Stock Option shall be stated in an Agreement between the Bank and the Participant in a form approved by the Board. The Participant must execute and deliver the Agreement to the Bank as a condition to the effectiveness of the Stock Option. All such Agreements may contain all terms and conditions as the Board considers advisable that are not inconsistent with the Plan, including, but not limited to, date of grant, vesting, exercisability and Stated Expiration Date of the Stock Options, performance conditions (if any) relating to vesting and/or exercisability of the Stock Options, restrictions on the transferability of the Stock Options and/or the Shares issued upon exercise of the Stock Options, rights of first refusal, forfeiture provisions, representations and warranties of the Participant and provisions to ensure compliance with all applicable laws, regulations and rules as provided in Section 7.05. Each Agreement relating to the grant of an Incentive Stock Option shall contain or be deemed to contain all provisions required in order to qualify those Stock Options as incentive stock options under Section 422 of the Code, and the provisions of this Plan shall be interpreted and construed to effect such treatment under that Section.

7.05           Compliance with Law.  The Bank may determine, in its sole discretion, that it is necessary or desirable to list, register or qualify (or to update any listing, registration or qualification of) any Stock Option or the Shares issuable or issued pursuant to the exercise of any Stock Option or this Plan on any securities exchange or under any federal or state securities law, or to obtain consent or approval of any governmental body as a condition of, or in connection with, the grant of any Stock Option, the issuance of Shares pursuant to the exercise of any Stock Option or this Plan, or the removal of any restrictions imposed on such Shares. If the Bank makes such a determination, the Stock Option shall not be granted or the Shares shall not be issued or the restrictions shall not be removed, as applicable, in whole or in part, unless and until the listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Bank. The Bank's obligation to sell or issue Shares upon exercise of a Stock Option granted under this Plan is subject to the compliance with all applicable laws and regulations. The Board, in its sole discretion, shall determine whether the sale and issue of Shares is in compliance with all applicable laws and regulations.

7.06.           Adjustment.  Subject to any applicable limitation set forth elsewhere in this Plan, if the number of the Bank’s outstanding Shares of Common Stock is increased or decreased, or if such Shares are changed into or exchanged for a different number or kind of securities of the Bank or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, combination of securities or dividend payable in corporate securities, then the Board shall make an appropriate adjustment in the number, kind and/or price of Shares of which Stock Options may be granted under the Plan. In addition, the Board shall make appropriate adjustment in the number, kind and/or price of Shares as to which outstanding Stock Options, or portions thereof then unexercised, shall be exercisable. In the event of any such adjustment, the exercise price of any Stock Option granted under this Plan, the, performance objectives, restrictions or other terms and conditions of any such Stock Options and the Shares issuable pursuant to the exercise of any such Stock Options shall be adjusted as and to the extent appropriate, in the sole and absolute discretion of the Board, to provide each Participant with substantially the same relative rights before and after such adjustment to the extent practicable.

7.07.           Tax Withholding.

(a) The Bank shall have the rights to withhold from any payments made under the Plan and/or to collect as a condition to any award, payment or issuance of Shares under the Plan any taxes required to be withheld by Federal, state or local law. Whenever a Participant is required to pay to the Bank an amount required to be withheld under applicable tax laws in connection with a distribution of Shares or upon exercise of a Stock Option, the Participant may satisfy this obligation in whole or in part by electing (the "Election") to have the Bank withhold from the distribution that number of Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on the Fair Market Value of the Shares on the date on which the amount of tax to be withheld is to be determined ("Tax Date").

(b) Each Election must be made before the Tax Date. The Board may disapprove any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Stock Option that the right to make an Election shall not apply to that Stock Option.  An Election is irrevocable.

7.08.           No Right to Continued Employment.  No Participant under the Plan shall have any right to continue in the employ of the Bank or any other member of the Group for any period of time because of such Participant’s participation in the Plan.

7.09.           No Right as Stockholder.  No Participant or Qualified Person shall have the rights of a stockholder with respect to the Shares covered by a Stock Option unless a stock certificate is issued to that person for the Shares. No adjustment shall be made for cash dividends or similar rights for which the record date is before the date on which such stock certificate is issued.

7.10.           Amendment of the Plan.  The Board may amend the Plan from time to time in such respects as the Board deems advisable. No such amendment, however, shall (a) change or impair an outstanding Stock Option without the consent of the Participant or Qualified Person holding that Stock Option, or (b) without the prior approval of the Bank’s stockholders (i) increase the limits provided in Section 5.01 (except by adjustment under Section 7.06), (ii) change the class of persons eligible to be granted Stock Options under the Plan, or (iii) make any other change that requires approval of the Bank’s stockholders under applicable law or to preserve the treatment of a Stock Options as an incentive stock option under Section 422 of the Code.

7.11.           Acceleration Upon Change in Control.  Notwithstanding anything to the contrary set forth in the Plan, in the event of a Change in Control, any and all conditions relating to the vesting and/or exercisability of Stock Options outstanding on the date of such Change in Control shall be waived and all such Stock Options shall become immediately and fully vested and exercisable.

7.12.           Investment Letter.  If required by the Board, each Participant shall agree to execute a statement directed to the Bank, upon each and every exercise by such Participant of any Stock Options, that Shares issued thereby are being acquired for investment purposes only and not with a view to the distribution thereof, and containing an agreement that such Shares will not be sold or transferred unless either (a) registered under the Securities Act of 1933 and all applicable State securities laws, or (b) exempt from such registration in the opinion of legal counsel to the Bank. The Bank may in its discretion require an opinion to that effect from the Participant’s legal counsel that is satisfactory to the Bank. If required by the Board, certificates representing Shares of Common Stock issued upon exercise of Stock Options shall bear a restrictive legend summarizing the restrictions on transferability applicable thereto.

7.13.           Fractional and Minimum Shares.  In no event shall a fraction of a Share be purchased or issued under the Plan without Board approval. The Board may specify a minimum number of Shares for which each Stock Option must be exercised. Unless otherwise specified by the Board, not fewer than 100 Shares may be purchased at any time upon the exercise of a Stock Option unless the number of Shares being purchased constitutes the total number of Shares then purchasable under such Stock Option.

7.14.           Application of Funds.  The proceeds received by the Bank from the sale of Shares under the Plan shall be used for general corporate purposes.

7.15.           Other Plans.  Nothing in this Plan shall prohibit the Bank or any other member of the Group from establishing other stock option plans and/or other types of incentive plans and/or benefit plans for officers, employees and/or directors of the Bank and/or other members of the Group.

7.16           Governing Law.  The validity and construction of the Plan and of each Agreement relating to Stock Options granted pursuant to the Plan shall be governed by the laws of the State of New Jersey, excluding the conflict of laws principles thereof.

Adopted on March 9, 2006
by the Board of Directors of
Highlands State Bank

/s/ George E. Irwin
George E. Irwin
President and Chief Executive Officer

Approved and ratified by the Stockholders at the Highlands State Bank 2006 Annual Meeting of the Shareholders held on April 20, 2006 by a vote of the holders of two-thirds (2/3) of all of the Bank’s issued and outstanding Shares.

______________________________________
Secretary of the 2006 Shareholders Meeting

Approved by the State Department of Banking and Insurance of New Jersey on _________, 2006

______________________________________